As filed with the Securities and Exchange Commission on August 10, 2021

Registration No. 333-238047

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alleghany Corporation

(Exact name of Registrant as specified in its charter)

Delaware	51-0283071
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1411 Broadway, 34th Floor

New York, New York 10018

(212) 752-1356

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Christopher K. Dalrymple

Senior Vice President, General Counsel and Secretary

1411 Broadway, 34th Floor

New York, New York 10018

(212) 752-1356

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Kenneth M. Silverman, Esq.

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, NY 10019

(212) 451-2300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities (1)

(1)

An indeterminate amount of debt securities of Alleghany Corporation to be offered at indeterminate prices is being registered pursuant to this registration statement. Alleghany Corporation is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) relates to the Registration Statement on Form S-3 (File No. 333-238047) (the “Registration Statement”) of Alleghany Corporation that was automatically effective upon its filing with the Securities and Exchange Commission on May 6, 2020, and is being filed solely for the purpose of replacing the Exhibit 23.2 consent of independent registered public accounting firm (the “Auditor’s Consent”) previously filed with the Registration Statement with the Exhibit 23.2 Auditor’s Consent filed herewith. This Post-Effective Amendment No. 1 consists only of the cover page, this explanatory note and Item 16 (Exhibits) of the Registration Statement and does not modify any other part of the Registration Statement. Pursuant to Rule 462(e) under the Securities Act of 1933, as amended, this Amendment shall become effective immediately upon filing with the Securities and Exchange Commission.

Item 16.	Exhibits.

Exhibit Number	Description of Exhibit

*1.1	Form of Underwriting Agreement relating to the debt securities.

**4.1	Indenture, dated as of September 20, 2010, by and between Alleghany Corporation and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on September 20, 2010).

**4.2	First Supplemental Indenture, dated as of September 20, 2010, by and between Alleghany Corporation and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on September 20, 2010).

**4.3	Second Supplemental Indenture, dated as of June 26, 2012, by and between Alleghany Corporation and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on June 26, 2012).

**4.4	Third Supplemental Indenture, dated as of September 9, 2014 by and between Alleghany Corporation and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on September 9, 2014).

*4.5	Form of Senior Debt Security.

**5.1	Opinion of Olshan Frome Wolosky LLP.

**23.1	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

**24.1	Powers of Attorney.

**25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee with respect to the Indenture, dated as of September 20, 2010.

*	To be filed, if necessary, by an amendment to this registration statement or incorporated by reference to a Current Report on Form 8-K in connection with an offering of debt securities.
**	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Alleghany Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of August, 2021.

ALLEGHANY CORPORATION

By:	/s/ Weston M. Hicks
Name: Weston M. Hicks
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Date: August 10, 2021	By:	/s/ Jerry G. Borrelli
Jerry G. Borrelli
Vice President
(principal accounting officer)

Date: August 10, 2021	By:	*
Karen Brenner
Director

Date: August 10, 2021	By:	*
Ian H. Chippendale
Director

Date: August 10, 2021	By:	*
John G. Foos
Director

Date: August 10, 2021	By:	/s/ Weston M. Hicks
Weston M. Hicks
Chief Executive Officer and Director
(principal executive officer)

Date: August 10, 2021	By:	/s/ Kerry J. Jacobs
Kerry J. Jacobs
Executive Vice President and Chief Financial Officer
(principal financial officer)

Date: August 10, 2021	By:	*
Jefferson W. Kirby
Chairman of the Board and Director

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Date: August 10, 2021	By:	*
Phillip M. Martineau
Director

Date: August 10, 2021	By:	*
Lauren M. Tyler
Director

Date: August 10, 2021	By:	*
Raymond L.M. Wong
Director

*By:	/s/ Weston M. Hicks
Weston M. Hicks Attorney-in-fact

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